Exhibit 99.2

Synergy Pharmaceuticals’ Subsidiary Files Form 10 for Planned Spin-Off of FV-100 Assets

Synergy Pharmaceuticals Inc. (Nasdaq: SGYP), a developer of new drugs to treat gastrointestinal diseases and disorders, today announced the planned spin-off of its FV-100 assets into a separate publicly traded company. Synergy’s newly formed subsidiary, ContraVir Pharmaceuticals, Inc., the company which will hold the FV-100 assets (“ContraVir”), has filed a Form 10 Registration Statement (“Form 10”) with the U.S. Securities and Exchange Commission. The separation contemplates a 100% distribution of the ContraVir shares of common stock, now held by Synergy, to Synergy’s stockholders on a pro-rata basis.

“The filing of the Form 10 by ContraVir is an important step in the process of developing and establishing our FV-100 assets as a new, stand-alone company with its own strategic focus and priorities,” said Dr. Gary S. Jacob, Chief Executive Officer of Synergy and Chief Executive Officer of ContraVir. “As two distinct businesses, Synergy and ContraVir will be better positioned to capitalize on significant growth opportunities and provide greater focus on their respective businesses and strategic priorities.”

ContraVir expects to look for a new chief executive officer upon completion of the separation from Synergy. Furthermore, ContraVir expects to apply to have its shares quoted for trading on the Over-the-Counter Bulletin Board in the near future.

Completion of the transaction is subject to a number of conditions, including effectiveness of the registration statement filed with the SEC and other customary conditions. The transaction also remains subject to final approval by the Synergy Board of Directors. Synergy notes that there can be no assurance that any separation transaction will ultimately occur, or, if one does occur, its terms or timing.

The Form 10 contains important information about ContraVir and the separation, including an overview of the business which ContraVir will operate and of the company’s competitive strengths, strategies and risk factors.

A copy of the Form 10 is available at www.sec.gov. Additionally, the Form 10 can be found in the Investor Relations section of Synergy’s website at http://www.synergypharma.com.

About ContraVir Pharmaceuticals, Inc.

ContraVir is a biopharmaceutical company focused primarily on the development of drugs to treat herpes zoster, or shingles, which is an infection caused by the reactivation of varicella zoster virus or VZV. Our lead candidate is FV-100 is an orally available nucleoside analogue prodrug of CF-1743 that we are developing for the treatment of shingles. Published preclinical studies demonstrate that FV-100 is significantly more potent against VZV than acyclovir, valacyclovir, and famciclovir, the FDA-approved drugs used for the treatment of shingles. Preclinical studies further demonstrate that FV-100 has a more rapid onset of antiviral activity, and may fully inhibit the replication of VZV more rapidly than these drugs at significantly lower concentration levels. In addition, pharmacokinetic data from completed phase 1 and 2 clinical trials suggest that FV-100 has the potential to demonstrate antiviral activity when dosed orally once-a-day at significantly lower levels than valacyclovir, acyclovir, and famciclovir.

About Synergy Pharmaceuticals Inc.

Synergy Pharmaceuticals is a biopharmaceutical company focused on the development of new drugs to treat patients with gastrointestinal (GI) diseases and disorders. Synergy’s lead drug, plecanatide, and next-generation candidate, SP-333, are proprietary analogs of the natural human GI hormone, uroguanylin, and members of the new class of guanylate cyclase-C (“GC-C”) agonists. Plecanatide is currently in development for the treatment of chronic idiopathic constipation (CIC) and irritable bowel syndrome with constipation (IBS-C). Synergy has successfully completed a positive phase 2a trial and a large multicenter clinical trial of plecanatide in patients with CIC. The Company is currently enrolling IBS-C patients for its ongoing plecanatide phase 2b trial. SP-333 is in development to treat patients with inflammatory bowel disease and other GI conditions.

Forward-Looking Statements

Certain statements in this press release are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be identified by the use of forward- looking words such as “anticipate,” “planned,” “believe,” “forecast,” “estimated,” “expected,” and “intend,” among others. These forward-looking statements are based on Synergy’s current expectations and actual results could differ materially. There are a number of factors that could cause actual events to differ materially from those indicated by such forward-looking statements. These factors include, but are not limited to, changes in market conditions; unanticipated developments that prevent, delay, alter the terms of, or otherwise negatively affect the planned spin-off of ContraVir Pharmaceuticals, Inc., and other risk factors that ContraVir identifies in its Form 10 registration statement or that we identify in periodic reports filed with the Securities and Exchange Commission. While the list of factors presented here is considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Forward-looking statements included herein are made as of the date hereof, and Synergy does not undertake any obligation to update publicly such statements to reflect subsequent events or circumstances.

Contact:

Synergy Pharmaceuticals Inc.
Media:
Gem Gokmen
Office: 212-584-7610
Mobile: 646-637-3208
ggokmen@synergypharma.com
or

Investors:

Bernard Denoyer
Office: 212-297-0020
Mobile: 203-300-8147
bdenoyer@synergypharma.com